UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2007
TECHTEAM GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16284	38-2774613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
27335 West 11 Mile Road, Southfield, MI 48033
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 357-2866
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Succession Plan Press Release dated November 7, 2007
Amendment to Employment and Noncompetition Agreement dated November 2, 2007
Third Quarter 2007 Earnings Press Release dated November 7, 2007

Item 1.01 Entry into a Material Definitive Agreement
     On November 7, 2007, TechTeam Global, Inc. (“TechTeam” or the “Company”) issued a press release announcing the mutual decision between William C. (Chris) Brown, the Company’s President and Chief Executive Officer, and the Company’s Board of Directors that Mr. Brown’s employment contract would not be renewed upon its completion on February 15, 2009. In connection therewith, the Company commenced an executive search for Mr. Brown’s successor. During the search process, Mr. Brown will remain TechTeam’s President and Chief Executive Officer. He also remains a member of the Company’s Board of Directors.
     On November 2, 2007, the Company and Mr. Brown agreed to modify his Employment and Noncompetition Agreement by entering into the Amendment to Employment and Noncompetition Agreement (“Amendment”). The Amendment provides, among other things, that: (1) Mr. Brown will resign from his current responsibilities on the date the new President and Chief Executive Officer commences employment with the Company; (2) at the time of his resignation, Mr. Brown will (a) undertake appropriate duties as may be assigned to him by the Chairman of the Board through the end of his contract on February 15, 2009, including but not limited to customer acquisition strategy and solution assessments, business unit project reviews and recommendations, executive personnel assessments and general consultative initiatives, and (b) execute a release of any potential claims against the Company; and (3) in consideration of his continuing performance of assigned duties and entry into the release (a) all of Mr. Brown’s unvested stock-based awards then outstanding shall become immediately vested on the date of his resignation as President and Chief Executive Officer, (b) Mr. Brown will have until February 15, 2010, to exercise any outstanding stock options, and (c) Mr. Brown will be paid a bonus for fiscal 2008 of not less than $75,000; and (4) Mr. Brown’s noncompete will end on the earlier of one year after his resignation, one year after the termination of his employment with the Company, or July 31, 2009.
     The modification of the stock-based awards to accelerate vesting of equity awards and extend the period in which stock options may be exercised is triggered at the time of Mr. Brown’s entry into the aforementioned release and his resignation. On the date of resignation, the Company anticipates recording compensation expense associated with the stock-based awards that will likely result in a reduction in earnings per share of approximately $0.02-$0.03. In the event, Mr. Brown’s substantive duties after his resignation are not commensurate with his salary, the Company may be required to accelerate the recognition of the expense relating to his compensation prior to the end of his employment contract.
     A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Amendment is attached hereto as Exhibit 99.2.

Item 2.02 Results of Operations and Financial Condition
     On November 7, 2007, TechTeam Global, Inc. issued a press release announcing its earnings for the third quarter of 2007.
      A copy of this press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (D) The following exhibits are included with this report:
Exhibit 99.1 TechTeam Global, Inc. Succession Plan Press Release dated November 7, 2007.

Exhibit 99.2 Amendment to Employment and Noncompetition Agreement dated November 2, 2007.

Exhibit 99.3 TechTeam Global, Inc. Third Quarter 2007 Earnings Press Release dated November 7, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHTEAM GLOBAL, INC.
By /s/Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and Secretary

Date: November 7, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	TechTeam Global, Inc. Succession Plan Press Release dated November 7, 2007.

99.2	Amendment to Employment and Noncompetion Agreement dated November 2, 2007.

99.3	TechTeam Global, Inc. Third Quarter 2007 Earnings Press Release dated November 7, 2007

E-1